Exhibit 23

Consent of Independent Accountants

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-84296, 333-62277, 333-64517, 333-53585, 333-69887, 333-69885, 333-27999, 333-59470, 333-59474 and 333-105341), Form S-3 (Nos. 333-59402 and 333-101329) and Form S-4 (Nos. 333-101345 and 333-107735) of Orbital Sciences Corporation of our report dated February 11, 2004, relating to the consolidated financial statements and financial statement schedule of Orbital Sciences Corporation and our report dated March 6, 2002 relating to the financial statements of Orbital Imaging Corporation which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
McLean, Virginia
February 24, 2004